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                                                                    EXHIBIT 23.2

                      Consent of Independent Accountants


We hereby consent to the inclusion in the Registration Statement on Form S-1 of our report dated April 15, 1999, relating to the consolidated financial statements and financial statement schedules of Vesta Insurance Group, Inc. and subsidiaries as of and for the year ended December 31, 1998 which appear in such Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.




                                                  /s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
November 5, 1999